ALAMO GROUP ANNOUNCES 2017 FIRST QUARTER RESULTS            PAGE 1

For:	Alamo Group Inc.

Contact:	Robert H. George
Vice President
830-372-9621

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
RECORD 2017 FIRST QUARTER RESULTS

SEGUIN, Texas, May 3, 2017 - Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2017.
Highlights for the Quarter

•	Record net income for a first quarter of $12.2 million, up 40.5%

•	Record net sales for a first quarter of $215.4 million, up 2.1%

•	Industrial Division up 2.1%

•	Agricultural Division up 6.4%

•	European Division down 3.2%

•	Backlog at $147 million was flat versus year-end, down 3.8% versus previous year’s first quarter

•	Total debt, net of cash at $56.9 million, down $66.5 million from prior year first quarter(1)

Alamo Group’s net sales for the first quarter of 2017 were $215.4 million compared to net sales of $211.0 million for the first quarter of 2016, an increase of 2.1%. Net income for the quarter was $12.2 million, or $1.05 per diluted share, compared to net income of $8.7 million, or $0.75 per diluted share in 2016, an increase of 40% in both net income and earnings per share. Both net sales and net income were records for a first quarter for Alamo Group.

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ALAMO GROUP ANNOUNCES 2017 FIRST QUARTER RESULTS            PAGE 2

Sales by Division
Net sales for Alamo’s Industrial Division were $125.8 million in the first quarter of 2017, an increase of 2.1% compared to net sales of $123.3 million in the first quarter of 2016. While mild winter weather conditions constrained sales for the Company’s snow removal units, the rest of the Division’s products held up well. Sales of vacuum truck products, which have been particularly weak the past few quarters, exhibited signs of rebounding, though results for the first quarter were still below the previous year’s first quarter.
Alamo’s Agricultural Division net sales in the first quarter of 2017 were $51.8 million compared to net sales of $48.7 million in 2016, an increase of 6.4%. Despite continuing weakness in the overall agricultural market, the Division’s results benefited from the broad market appeal for its range of products and were further aided by new product introductions.
Alamo Group’s European Division net sales were $37.8 million in the first quarter of 2017 versus $39.0 million in the prior year’s first quarter, a decrease of 3.2%. While Division sales were down in U.S. dollars they were up over 5% in local currency as they continued to experience improvements that began in late 2016.(1)
Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented, “We are very pleased with our performance in the first quarter of 2017 and glad to have a good start to the current fiscal year. Given the headwinds which we have faced in a number of our markets, we were pleased to have some sales growth and more importantly, to have so much of this growth flow straight to the bottom line. This provided record results for our Company even compared to last year’s first quarter which was itself a record quarter.
“The results for the quarter benefited from further margin improvement which has steadily contributed to our bottom line results, outpacing growth in top line sales. Our balance sheet has also benefited from

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ALAMO GROUP ANNOUNCES 2017 FIRST QUARTER RESULTS            PAGE 3

these same operational improvement initiatives, which has led to improved inventory turns, better asset utilization and significant reductions in debt.
“All three of our operating divisions contributed to the first quarter’s improvements. Alamo’s Industrial Division results, which were off in the second half of 2016, showed a nice return to form. Even our vacuum truck products, whose sales to non-governmental entities were particularly weak the last several quarters, showed indications of a rebound, though the market for these products remains soft. However, sales of snow removal products in this Division remained weak as a result of mild winter conditions for the last two years.
“Our Agricultural Division once again had a good quarter despite ongoing soft market conditions. We benefited from broad applicability of our range of products combined with several marketing initiatives and results were further enhanced by new product introductions. We believe this Division should further benefit from improved market conditions which are anticipated in either late 2017 or 2018.
“Alamo’s European Division also exhibited improvement in the first quarter of 2017 in local currency, though down in U.S. dollars due to the unfavorable changes in exchange rates which were weaker than those in the first quarter of 2016. In the U.K., our markets showed some return to normal levels, which have been off since the Brexit vote last June. Our operations in France continued to show improvement, following a trend which started last year, aided by internal initiatives such as the plant consolidation we completed in early 2016.
“All in all, we are pleased with the improved results across all parts of our business in the first quarter, despite the lingering effects of the market challenges with which we have had to contend. Looking ahead, we remain concerned these headwinds will continue to constrain sales growth, though it is encouraging that our backlog has remained steady at a healthy level since the end of 2016. We are also concerned that cost increases, particularly with inputs such as steel, could become a factor as the year progresses. Still, we remain optimistic about the outlook for Alamo Group in 2017 and beyond.”

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ALAMO GROUP ANNOUNCES 2017 FIRST QUARTER RESULTS            PAGE 4

Earnings Conference Call
Alamo Group will host a conference call to discuss first quarter financial results on Thursday, May 4, 2017 at 4:00 p.m. Eastern (3:00 p.m. Central, 2:00 p.m. Mountain and 1:00 p.m. Pacific).  Hosting the call will be members of senior management.
Individuals wishing to participate in the conference call should dial 877-591-4951 (domestic) or 719-325-4867 (international). For interested individuals unable to join the call, a replay will be available until Thursday, May 11, 2017 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 3509415.
The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, May 4, 2017, beginning at 4:00 p.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 2,970 employees and operates 24 plants in North America, Europe, Australia and Brazil as of March 31, 2017. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

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ALAMO GROUP ANNOUNCES 2017 FIRST QUARTER RESULTS            PAGE 5

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

(1) In this earnings release, Alamo Group reports net sales excluding the impact of currency translation, which is a non-GAAP financial measure, and total debt, net of cash which is also a non-GAAP financial measure.  The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.  Attachments 1 and 2 to this earnings release contain a reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2017	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$70,662	$49,654
Accounts receivable, net	196,244	195,692
Inventories	141,408	156,572
Other current assets	5,246	6,494
Total current assets	413,560	408,412

Rental equipment, net	28,047	33,994

Property, plant and equipment	66,525	70,304

Goodwill	75,298	76,397
Intangible assets	49,302	52,472
Other non-current assets	2,407	4,773

Total assets	$635,139	$646,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$54,361	$54,903
Income taxes payable	6,924	1,076
Accrued liabilities	27,287	30,360
Current maturities of long-term debt and capital lease obligations	536	75
Total current liabilities	89,108	86,414

Long-term debt, net of current maturities	127,017	173,004
Deferred pension liability	2,519	4,063
Other long-term liabilities	7,106	5,879
Deferred income taxes	6,533	4,562

Total stockholders’ equity	402,856	372,430

Total liabilities and stockholders’ equity	$635,139	$646,352

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	3/31/2017	3/31/2016

Industrial	$125,816	$123,278
Agricultural	51,777	48,662
European	37,796	39,031
Total net sales	215,389	210,971

Cost of sales	161,225	160,694
Gross margin	54,164	50,277
	25.1%	23.8%

Operating expenses	34,063	33,988
Income from operations	20,101	16,289
	9.3%	7.7%

Interest expense	(1,327)	(1,406)
Interest income	76	62
Other income (expense)	(208)	(622)

Income before income taxes	18,642	14,323
Provision for income taxes	6,475	5,664

Net Income	$12,167	$8,659

Net income per common share:

Basic	$1.06	$0.76

Diluted	$1.05	$0.75

Average common shares:
Basic	11,472	11,389

Diluted	11,620	11,507

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Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. We also disclose in Attachment 1, the net change in our total debt, net of cash, which is a non-GAAP financial measure. Attachment 2 shows a non-GAAP financial presentation that describes adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

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Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended March 31,			Change due to currency translation
	2017	2016	% change from 2016	$	%

Industrial	$125,816	$123,278	2.1%	$413	0.3%
Agricultural	51,777	48,662	6.4%	339	0.7%
European	37,796	39,031	(3.2)%	(3,252)	(8.3)%
Total net sales	$215,389	$210,971	2.1%	$(2,500)	(1.2)%

Consolidated Net Change of Total Debt, Net of Cash

	March 31, 2017	March 31, 2016	Net Change

Current maturities	$536	$75
Long-term debt,net of current	127,017	173,004
Total debt	$127,553	$173,079

Total cash	70,662	49,654
Total debt net of cash	$56,891	$123,425	$66,534

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Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Adjusted EBITDA

	Three Months Ended		Trailing Twelve Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016

Income from operations	$20,101	$16,289	$71,432	$67,620
Depreciation	4,184	4,579	17,301	17,696
Amortization	832	825	3,324	3,317
EBITDA	$25,117	$21,693	$92,057	$88,633

Fourth quarter 2016 non-cash expense related to pension termination			2,889	2,889

Adjusted EBITDA			$94,946	$91,522